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                                                                     Exhibit 4.3



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                                SHARE CERTIFICATE

     Certificate No.                                   No. of Shares:

                             WNS (Holdings) Limited

                Incorporated as a company limited by shares under the Companies (Jersey) Law 1991, as amended, Registered Number 82262

This is to Certify that [Name]
of [Address]
is the registered holder of [no of shares] Fully Paid Ordinary Shares of 10 pence each numbered [Insert numbering] to [Insert numbering] in the above-named Company, subject to the Memorandum and Articles of Association thereof.

Given under the Common Seal of the Company this     day of            , 2006.



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Authorised Signatory                               Director
Mourant & Co Secretaries Limited
Secretary

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